Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of Augusta Gold Corp. of our report dated March 16, 2022, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Augusta Gold Corp. for the years ended December 31, 2021 and 2020.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

August 9, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No.1 to Registration Statement on Form S-3 of Augusta Gold Corp. of our reports dated July 7, 2022, relating to the consolidated financial statements of CR Reward LLC for the years ended December 31, 2021 and 2020 appearing in the Current Report on Form 8-K/A of Augusta Gold Corp.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

August 9, 2022